EXHIBIT 4.2

                              Agreement to Furnish Copies of

                               Document Defining the Rights

                            of the Holders of the Capital Notes

                             of Southern National Corporation




                                                                Exhibit 4.2

                              Agreement to Furnish Copies of

                           Documents Defining the Rights of the

                              Holders of the Capital Notes of

                               Southern National Corporation





                    Copies of the documents defining the rights of the
               holders of the Capital Notes which have been issued by SNC are not included as exhibits because these securities were exempt from registration under the Securities Act of 1933, as amended, and the total amount authorized does not exceed 10% of the consolidated total assets of SNC.

                    However, SNC hereby agrees to furnish copies of the
               aforementioned documents upon the written request of the Commission.